SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                 Post Effective Amendment No. 1 to Form S-8 Registration Statement previously filed with the Securities and Exchange Commission on
                              March 30, 2001

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                       VERSACOM INTERNATIONAL, INC.
                       ----------------------------
          (Exact Name of Registrant as Specified in its Charter)

            Utah                                   87-0396692
            ----                                   ----------
  (State or Other Jurisdiction                (IRS Employer ID No.)
  of incorporation or organization)

                        131 NW 13th Street, Suite 36
                         Boca Raton, Florida 33432
                         --------------------------
                  (Address of Principal Executive Offices)

                               (973) 226-4600
                               --------------
               (Issuer's Telephone Number, including Area Code)

      Stock Underlying the Registrant's Stock Plan Adopted March 19, 2001
and Consulting Agreements between Registrant and Consultants of the Registrant
------------------------------------------------------------------------------
                      (Full Title of the Plan)

                        Fred Schwartz, President
                       131 NW 13th Street, Suite 36
                        Boca Raton, Florida 33432
                        -------------------------
                (Name and Address of Agent for Service)

                            (973) 226-4600
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee (1)
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock       3,500,000(3)       $0.05        $175,000         $43.75(2)
-----------------------------------------------------------------------------
     (1) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.

     (2)  Already paid.

     (3) The shares previously issued to Luis Salazar (750,000 shares issued pursuant to a Consulting Agreement dated February 27, 2001, Exhibit 4.2 to the originally filed S-8 Registration Statement); the shares previously issued to Terence Byrne (1,200,000 shares issued pursuant to a Consulting Agreement dated January 29, 2001, Exhibit 4.3 to the originally filed S-8 Registration Statement); and the shares issued to Avi Mirman (1,100,000 shares issued pursuant to a Consulting Agreement dated March 15, 2001, Exhibit 4.4 to the originally filed S-8 Registration Statement), have been withdrawn from this Registration Statement and canceled.

     As of the date hereof, the following shares have been issued as a result of the grant of options under the Registrant's Stock Plan adopted March 19, 2001: Shaun Campbell, 50,000 shares; John Kaiser, 200,000 shares; Linda Teresa Pellegrino, 160,000 shares; Fred Schwartz, 100,000 shares; John Sugure, 50,000 shares; and George T. Yoss, 30,000 shares.

     Item 8.  Exhibits.

Exhibit No.                     Description of Exhibit
-----------                     ----------------------
   4.2                          Consulting Agreement between the Registrant
                                and Luis Salazar dated February 27, 2001*

   4.3 Consulting Agreement between the Registrant and Terence Byrne dated January 29, 2001*

   4.4 Consulting Agreement between the Registrant and Avi Mirman dated March 15, 2001*

          * Incorporated herein by reference from the originally filed S-8 Registration Statement filed with the Securities and Exchange Commission on March 30, 2001.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              VERSACOM INTERNATIONAL, INC.


Date: 08-06-01                /s/John M. Kaiser
                              John M. Kaiser
                              Chairman and
                              Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.

Date: 08-06-01                /s/John M. Kaiser
                              John M. Kaiser
                              Chairman and
                              Director

Date: 08-06-01                /s/Fred Schwartz
                              Fred Schwartz
                              President, CEO
                              and Director


Date: 08-06-01                /s/Dominic Paris
                              Dominic Paris
                              Chief Financial Officer


Date: 08-06-01                /s/John Sugrue
                         John Sugrue
                         Vice President and
                         Director